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                                                                       EXHIBIT 6

                            AGREEMENT OF JOINT FILING

        The parties listed below agree that the Amendment No. 8 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, and all filings under Schedule TO to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.

Dated: August 29, 2001
                                          AIMCO PROPERTIES, L.P.

                                          By: AIMCO-GP, INC.
                                              (General Partner)

                                          By: /s/ Patrick J. Foye
                                             --------------------------
                                             Executive Vice President

                                          AIMCO-GP, INC.

                                          By: /s/ Patrick J. Foye
                                             --------------------------
                                             Executive Vice President

                                          APARTMENT INVESTMENT
                                          AND MANAGEMENT COMPANY

                                          By: /s/ Patrick J. Foye
                                             --------------------------
                                             Executive Vice President

                                          INSIGNIA FINANCIAL GROUP, INC.

                                          By: /s/ Patrick J. Foye
                                             --------------------------
                                             Executive Vice President